SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

September 12, 2001
Date of Report (Date of earliest event reported)

PHARMCHEM, INC.

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	0-19371 (Commission File Number)	77-0187280 (IRS Employer Identification No.)

4600 N. Beach Street, Haltom City, Texas (Address of principal executive offices)	76137 (Zip Code)

(817) 605-5300
(Registrant’s telephone number)

ITEM 5. OTHER EVENTS.
Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
SIGNATURES
EXHIBIT INDEX
EXHIBIT 4.1
EXHIBIT 4.2
EXHIBIT 4.3
EXHIBIT 4.4
EXHIBIT 4.5
EXHIBIT 4.6

ITEM 5. OTHER EVENTS.

     Unsecured Subordinated Promissory Notes and Common Stock Warrants

     On September 14 and September 21, 2001, PharmChem, Inc., a Delaware corporation (the “Company”) closed transactions with three investors resulting in the issuance of subordinated debt in an aggregate amount of $1,500,000. The Company executed Unsecured Subordinated Note and Warrant Purchase Agreements (the “Purchase Agreements”) with each of Micro Cap Partners LP, a Delaware limited partnership, Richard D. Irwin, an individual and Irwin Family Limited Partnership, a Connecticut limited partnership (individually an “Investor” and collectively, the “Investors”). The Company issued to the Investors unsecured subordinated promissory notes in the aggregate amount of $1,500,000 (the “Notes”). In addition, the Investors received (without additional consideration) warrants (the “Warrants”) to purchase an aggregate of 150,000 shares of the Company’s common stock. Prior to the closing of such transactions, on September 12, 2001, the Company entered into that certain Amendment to Loan and Security Agreement and Limited Waiver with its senior lender, Comerica Bank — California (the “Bank”).

     Interest on the Notes will accrue at a rate of 9% per annum and will be payable annually during the term of the Notes. The Notes will mature two years from the date of the closing. The Company’s obligation under the Notes shall be subordinate in payment and priority to the indebtedness of the Company due and owing to the Bank. The Warrants are immediately exercisable by each Investor for shares of the Company’s common stock at an exercise price of $3.00 per share (the “Warrant Shares”) and expire five years from the date of the closing. The Warrants also provide each Investor certain registration rights for the Warrant Shares.

     The issuance and sale of the Notes and the Warrants was exempt from the registration requirements of the Securities Act of 1933 (the “Act”) by virtue of Section 4(2) of the Act and Rule 506 of Regulation D due to, among other things, (i) the limited number of Investors to whom the Notes and Warrants were issued, (ii) the fact that each Investor represented and warranted to the Company that Investor’s status as an accredited investor, as that term is defined in Rule 501 of Regulation D, (iii) the fact that each such Investor represented and warranted to the Company, among other things, that such Investor was acquiring the Note and Warrant for investment only and not with a view to the resale or distribution thereof, and (iv) the fact that the Company will file a Form D with the Securities and Exchange Commission within 15 days of the closing of the transactions. The Company expects to use the net proceeds from these transactions for working capital.

     The Purchase Agreement between the Company and each Investor and the form of Note and Warrant are filed as exhibits hereto and are incorporated herein by reference. The foregoing description is qualified by reference to such exhibits.

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     4.1 Unsecured Subordinated Note and Warrant Purchase Agreement dated September 12, 2001 by and between PharmChem, Inc. and Micro Cap Partners, LP.

     4.2 Unsecured Subordinated Note and Warrant Purchase Agreement dated September 19, 2001 by and between PharmChem, Inc. and Irwin Family Limited Partnership.

     4.3 Unsecured Subordinated Note and Warrant Purchase Agreement dated September 19, 2001 by and between PharmChem, Inc. and Richard D. Irwin.

     4.4 Form of Unsecured Subordinated Note dated September      , 2001 from PharmChem, Inc. to each of Micro Cap Partners, LP, Irwin Family Limited Partnership and Richard D. Irwin.

     4.5 Form of Warrant dated September      , 2001 from PharmChem, Inc to each of Micro Cap Partners, LP, Irwin Limited Partnership and Richard D. Irwin.

     4.6 Amendment to Loan and Security Agreement and Limited Waiver entered into as of September 12, 2001 by and between Comerica Bank — California and PharmChem, Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMCHEM, INC.

Dated: September 24, 2001	By: /S/ DAVID A. LATTANZIO David A. Lattanzio Chief Financial Officer and Vice President, Finance and Administration (Principal Financial and Accounting Officer)

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

4.1	Unsecured Subordinated Note and Warrant Purchase Agreement dated September 12, 2001 by and between PharmChem, Inc. and Micro Cap Partners, LP.

4.2	Unsecured Subordinated Note and Warrant Purchase Agreement dated September 19, 2001 by and between PharmChem, Inc. and Irwin Family Limited Partnership.

4.3	Unsecured Subordinated Note and Warrant Purchase Agreement dated September 19, 2001 by and between PharmChem, Inc. and Richard D. Irwin.

4.4	Form of Unsecured Subordinated Note dated September , 2001 from PharmChem, Inc. to each of Micro Cap Partners, LP, Irwin Family Limited Partnership and Richard D. Irwin.

4.5	Form of Warrant dated September , 2001 from PharmChem, Inc to each of Micro Cap Partners, LP, Irwin Limited Partnership and Richard D. Irwin.

4.6	Amendment to Loan and Security Agreement and Limited Waiver entered into as of September 12, 2001 by and between Comerica Bank - California and PharmChem, Inc.